SCHEDULE 14A

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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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MVC CAPITAL, INC.

(Name of Registrant as Specified in its Charter)

WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P.
WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P. I
WYNNEFIELD SMALL CAP VALUE OFFSHORE FUND, LTD.
WYNNEFIELD CAPITAL MANAGEMENT, LLC
WYNNEFIELD CAPITAL, INC.
WYNNEFIELD CAPITAL, INC. PROFIT SHARING & MONEY PURCHASE PLAN
NELSON OBUS
JOSHUA H. LANDES

John D. Chapman

Ron Avni

Arthur D. Lipson

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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On May 14, 2020, Wynnefield Capital, Inc. and its affiliates issued a press release.

A copy of the press release is filed herewith as Exhibit A.

Additional Information and Where to Find It

Wynnefield Partners Small Cap Value, L.P.; Wynnefield Partners Small Cap Value, L.P. I; Wynnefield Small Cap Value Offshore Fund, Ltd.; Wynnefield Capital, Inc. Profit Sharing & Money Purchase Plan; Wynnefield Capital Management, LLC; Wynnefield Capital, Inc.; Joshua H. Landes; and Nelson Obus (collectively, “Wynnefield Capital”) together with John D. Chapman, Ron Avni and Arthur D. Lipson are participants in the solicitation of proxies from stockholders in connection with the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of MVC Capital, Inc. (the “Company”). Wynnefield Capital intends to file a proxy statement (the “2020 Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Annual Meeting unless it withdraws its nominations and/or proposal.

Wynnefield Capital may be deemed to beneficially own 1,514,379 shares of the Company’s common stock, representing approximately 8.5% of the Company’s outstanding common stock. Other than Mr. Lipson, who may be deemed to beneficially own 202,123 shares of the Company’s common stock, representing approximately 1.1% of the Company’s outstanding common stock, none of the other participants own any shares of the Company’s common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the 2020 Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting..

Promptly after any filing of its definitive 2020 Proxy Statement with the SEC, Wynnefield Capital intends to mail the definitive 2020 Proxy Statement and an accompanying proxy card to some or all stockholders pursuant to applicable SEC rules. STOCKHOLDERS ARE URGED TO READ THE 2020 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the definitive 2020 Proxy Statement and any other documents filed by Wynnefield Capital with respect to the Company with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov).

EXHIBIT A

WYNNEFIELD CAPITAL’S EFFORTS TO SECURE THREE INDEPENDENT SEATS ON MVC CAPITAL’S BOARD STALLED OVER GATING ISSUE

•	Chairman Mike Tokarz refuses to refrain from entering the company into a transaction prior to the Annual Meeting, without first receiving approval from a majority of independent directors

•	Stockholders cannot trust Tokarz to act in their best interests – could seek to enter into self-serving transaction not requiring stockholder approval or block serious expression of interest from a third party

•	Concern warranted as Tokarz has demonstrated a surprising lack of integrity, highlighted by offer of greenmail to Wynnefield in attempt to deter Wynnefield from pursuing nominations of independent directors

•	Tokarz and fellow insider Warren Holtsberg should act in the best interests of the Company and its stockholders, by recusing themselves from a vote of the Board involving a merger or other extraordinary transaction prior to the Annual Meeting

•	Wynnefield urges like-minded stockholders and independent directors to reign in the Chairman

•	If settlement not reached, Wynnefield to pursue election of three highly-qualified independent directors to replace Mike Tokarz and long-tenured Board members, Emilio Dominianni and Gerald Hellerman

NEW YORK, May 14, 2020 – Wynnefield Capital, Inc. (together with its affiliates, “Wynnefield” or Wynnefield Capital), beneficial owners of approximately 8.5% of the outstanding common stock of MVC Capital Inc. (NYSE: MVC) (“MVC” or the “Company”) today announced that its good faith attempt to reach a settlement with MVC is teetering, due to the chicanery of the Company’s long-standing Chairman, Mike Tokarz.

By way of background:

-	Following shareholder pressure, MVC vetted and agreed to nominate two of Wynnefield’s independent nominees for election at the Annual Meeting of Stockholders (“Annual Meeting”).

-	In turn, Wynnefield asked that the Annual Meeting be held by June 24th (the same date as last year’s meeting) and that its nominees be appointed to the Board on that date if the Annual Meeting was otherwise delayed – both reasonable requests that MVC denied.

-	Puzzled by MVC’s response, but willing to go along with their proposed July 15th meeting date, Wynnefield strongly requested that no company transactions be entered into prior to the Annual Meeting, unless first approved by a majority of the Board’s independent directors. Wynnefield believed this to be a reasonable request, with an eye towards protecting stockholders against a self-interested, entrenching transaction that may not require their approval.

-	MVC, driven by Chairman Tokarz, rejected Wynnefield’s request and, in turn, offered to replace directors, Emilio Dominianni, William Taylor and Warren Holtsberg at the Annual Meeting with Wynnefield’s nominees. Noticeably absent from this list is MVC Chairman Mike Tokarz.

-	Given Chairman Tokarz’s history of value destruction and recent lack of integrity, including attempted greenmail, Wynnefield and like-minded stockholders are left deeply concerned that Mr. Tokarz and select Board members are plotting – either a transaction that prioritizes the interests of Mike Tokarz over the interests of MVC stockholders or blocking a serious expression of interest from a third party.

-	Mr. Tokarz and fellow insider Warren Holtsberg should act in the best interests of the Company and its stockholders, by recusing themselves from a vote of the Board involving a merger or other extraordinary transaction prior to the Annual Meeting.

Nelson Obus, President of Wynnefield Capital, said:

“We have no idea what has gotten into Mike Tokarz as of late. He had been an affable, responsive person, but has refused to speak with his second largest shareholder for nearly five months and most recently sent a surrogate to offer me greenmail. Since its founding twenty-seven years ago, Wynnefield Capital has supported the best interests of outside stockholders and advocated for sound governance practices. We would never consider taking greenmail and are deeply insulted by Mike’s actions.

“We thought we were close to an amicable settlement with MVC and made a very practical request. We are taken aback by Mike’s refusal to simply refrain from entering the Company into a transaction prior to the Annual Meeting, without first receiving majority approval from the independent directors.

“As responsible investors we must shine a bright light on any potential motivation to circumvent the will of MVC’s stockholders – whether that be blocking a serious expression of interest from a third party or by entering into a self-serving, entrenching transaction not requiring stockholder approval. Therefore, we are now insisting on the recusal of the two insider directors, should any merger proposal be put before the Board prior to the Annual Meeting to be held on July 15.

“Let’s be frank here, if Mike didn’t have something up his sleeve, he’d agree to our very reasonable request. We gave Mike the benefit of the doubt when he insisted on pushing the Annual Meeting out into mid-July, but ‘something is rotten in Purchase, NY.’

“To the detriment of all stockholders, MVC’s long-tenured directors, particularly Chairman Tokarz, have demonstrated an inability to effectively guide the Company, resulting in deep discounts between NAV and share price, poor investment decisions, decreasing market capitalization and lackluster stockholder returns as compared to peers.1 Likewise, they have presided over a company whose corporate governance standards have deteriorated.

________________________

1 Since November 2003, MVC’s total shareholder returns, including dividends, have underperformed the S&P 500 Index by a staggering 154.69% (205.89% over the past ten years, 29.50% over the past five years, 8.72 over the past three years and 6.79% over the last year). Performance measured through close of trading on February 28, 2020.

“In the absence of a settlement that protects all stockholders, we will move ahead on the nomination of three independent director candidates with the requisite financial and public company expertise to reposition MVC for success, with an eye towards returning capital to stockholders. If elected, our candidates will instill much-needed accountability, energy and fresh perspective to the Board, exercising their fiduciary duties and acting in the best interests of all stockholders. It is certainly time for change, as all the stockholders of MVC deserve a full Board that is capable of delivering value through sound business judgment.

“Specifically, we will look to unseat Chairman Mike Tokarz, Emilio Dominianni and Gerald Hellerman, among MVC’s nine person Board. We will encourage Warren Holtsberg to remain on the Board so that he may represent MVC’s management company.”

Wynnefield Capital’s director nominees are:

Ron Avni (44)

-	20 years of extensive financial, operational and investment management experience.

-	Track record of successfully creating shareholder value within distressed companies and transforming these companies in collaboration with key stakeholders.

-	Adviser to companies on investment and business strategies.

-	Served as a portfolio manager at QVT Financial LP, a multi-billion-dollar investment firm where, among other things, he led investment activities in closed-end fund arbitrage and related special situations globally.

-	Served as senior quantitative analyst and trader at Weiss Asset Management from 2003 to 2005, where he developed quantitative trading methodologies and software as well as managed a broad array of the firm’s business operations.

-	CFA® Charterholder. Received an AB in Physics, magna cum laude, from Harvard University and is enrolled in a PhD program at the University of Texas at Austin.

John D. Chapman (age 64)

-	Specializes in representing shareholder interests in connection with the operation and management of investment funds and ancillary assets.

-	Unique skillset, insights and qualifications to serve as a member of MVC’s Board and any of its committees.

-	Extensive legal, financial analysis and corporate governance expertise.

-	Served as the chairman, executive director, or non-executive director of a number of public companies, both domestically and globally.

-	CFA® Charterholder and member of the New York State Bar Association. Received a B.A. from Bates College and a Juris Doctorate from The University of Texas.

Arthur D. Lipson (77)

-	Served as the managing member of Western Investment LLC, specializing in investing undervalued companies, particularly closed-end funds.

-	Served as a director of Pioneer Municipal and Equity Income Trust, during which time he oversaw the elimination of a steep discount to PBF's net asset value and the merger of PBF into Pioneer Tax Free Income Fund, an open end fund.

-	Previously headed all fixed income research for Lehman Brothers and Paine Weber, and is credited as the creator of the Kuhn Loeb Bond Indices, now known as the Bloomberg Barclay Indices.

-	Long-term stockholder of MVC Capital.

-	Received a B.S. from the California Institution of Technology and a M.S. from Columbia University.

Additional biographical information regarding Wynnefield Capital’s director nominees are included in Wynnefield Capital’s amended Statements of Beneficial Ownership on Schedule 13D previously filed with the SEC.

Kane Kessler, P.C. is providing legal counsel to Wynnefield Capital.

About Wynnefield Capital, Inc.

Established in 1992, Wynnefield Capital, Inc. is a value investor specializing in U.S. small cap situations that have company or industry specific catalysts.

Additional Information and Where to Find It

Wynnefield Partners Small Cap Value, L.P.; Wynnefield Partners Small Cap Value, L.P. I; Wynnefield Small Cap Value Offshore Fund, Ltd.; Wynnefield Capital, Inc. Profit Sharing & Money Purchase Plan; Wynnefield Capital Management, LLC; Wynnefield Capital, Inc.; Joshua H. Landes; and Nelson Obus (collectively, “Wynnefield Capital”) together with John D. Chapman, Ron Avni and Arthur D. Lipson are participants in the solicitation of proxies from stockholders in connection with the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of MVC Capital, Inc. (the “Company”). Wynnefield Capital intends to file a proxy statement (the "2020 Proxy Statement") with the Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies for the Annual Meeting unless it withdraws its nominations and/or proposal.

Wynnefield Capital may be deemed to beneficially own 1,514,379 shares of the Company’s common stock, representing approximately 8.5% of the Company’s outstanding common stock. Other than Mr. Lipson, who may be deemed to beneficially own 202,123 shares of the Company’s common stock, representing approximately 1.1% of the Company’s outstanding common stock, none of the other participants own any shares of the Company’s common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the 2020 Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting.

Promptly after any filing of its definitive 2020 Proxy Statement with the SEC, Wynnefield Capital intends to mail the definitive 2020 Proxy Statement and an accompanying proxy card to some or all stockholders pursuant to applicable SEC rules. STOCKHOLDERS ARE URGED TO READ THE 2020 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the definitive 2020 Proxy Statement and any other documents filed by Wynnefield Capital with respect to the Company with the SEC in connection with the Annual Meeting at the SEC's website (http://www.sec.gov).

Media Contact:

Daniel Yunger / Mark Semer
Kekst CNC
212.521.4800

daniel.yunger@kekstnc.com / mark.semer@kekstcnc.com

Proxy Solicitor:

Saratoga Proxy Consulting

John Ferguson / Joe Mills

212.257.1311

info@saratogaproxy.com